Exhibit (c)(6)

PRIVATE & CONFIDENTIAL – PRELIMINARY

Goldman Sachs

INVESTMENT BANKING DIVISION

Discussion Materials for

Project Wildcat

Goldman Sachs & Co. LLC

Strictly Private and Confidential

August 22, 2022

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Today's Agenda

1. Process and Timeline Update
2. Follow Up Discussion Regarding Forecast Sensitivities
3. Legal Discussion

Goldman Sachs

Comparison of Select Inputs and Assumptions for Preliminary Illustrative Projections to Wall Street Research

INVESTMENT BANKING DIVISION

	Orgovyx	Myfembree UF	Myfembree EM
Addressable Population Segment (in thousands)			
Analyst Median	Multiple Methodologies	UF Prevalence	Total 1 -3L Oral GnRH Patients
Management	GnRH Treated Patients: 492	Addressable Population: 1,591 (GnRH Share: 280)	Addressable Population: 1,449 (GnRH Share: 221)
Addressable Population in FY2026E (in thousands)			
Analyst Median	196	1,500	283
Management	492	280	221
% Difference	*151%*	*(81)%*	*(22)%*
Market Share in FY2026E			
Analyst Median	20%	7%	7%
Management	~19% (Locally Advanced: ~17% and Metastatic: ~21%)[1]	Market Share: 10% (Share in GnRH Class: 59%)	Market Share: 10% (Share in GnRH Class: 64%)
% Difference	*(7)%*	*41%*	*43%*
Patients on Treatment at YE FY2026E[2] (in thousands)			
Analyst Median	30	34	17
Management	89	76	74
% Difference	*197%*	*125%*	*349%*
Gross Price per Month at Launch			
Analyst Median	$2,313	$778	$788
Management	$2,464	$1,044	$1,044
% Difference	*7%*	*34%*	*33%*
Annual Price Increase			
Analyst Median	1%	2%	2%
Management	3%	3%	3%
% Difference	*200%*	*67%*	*67%*
U.S. GTN Discount at Launch			
Analyst Median	20%	25%	25%
Management	39%	27%	27%
% Difference	*95%*	*9%*	*9%*
Net Price per Month at Launch			
Analyst Median	$1,850	$584	$591
Management	$1,503	$761	$761
% Difference	*(19)%*	*30%*	*29%*
Net Price per Month in FY2026E			
Analyst Median	$1,365	$745	$744
Management	$1,449	$527	$527
% Difference	*6%*	*(29)%*	*(29)%*
U.S. Risk Adj. Sales in FY2026E ($ in mm)			
Analyst Median	$600	$185	$149
Management	$1,303	$402	$392
% Difference	*117%*	*118%*	*164%*

Source: Management Projections and Wall Street Research as of 19-Aug-2022

[1] Market share reflects average of Locally Advanced and Metastatic. [2] Management projections include cuts for compliance, payor and persistence.

Goldman Sachs

INVESTMENT BANKING DIVISION

Preliminary Illustrative WholeCo DCF

Management Projections | Risk-Adjusted | ($ in millions, except per share values)

FYE Mar-31 | $ in millons	FYQ2-Q4 2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	Terminal
Net Product Revenue	$ 242	$ 599	$ 1,125	$ 1,656	$ 2,149	$ 2,334	$ 2,552	$ 2,695	$ 2,852	$ 3,059	$ 3,266	$ 3,487	$ 3,692	$ 3,880	$ 4,079	$ 4,079
% Growth		112 %	88 %	47 %	30 %	9 %	9 %	6 %	6 %	7 %	7 %	7 %	6 %	5 %	5 %	5 %
(+) Collaboration and Milestone Revenue	$ 120	$ 21	$ 129	$ 464	$ 45	$ 44	$ 47	$ 398	$ 48	$ 371	$ 40	$ 40	$ 516	$ 41	$ 27	$ 0
Memo: Pfizer Collaboration Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	
Memo: Accord Royalty & Milestone Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	
Memo: Richter License & Milestone Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	
(-) Direct Product COGS	$(6)	$(16)	$(31)	$(45)	$(59)	$(64)	$(69)	$(73)	$(82)	$(96)	$(111)	$(126)	$(137)	$(144)	$(152)	$(152)
% of Net Product Sales		(3)%	(3)%	(3)%	(3)%	(3)%	(3)%	(3)%	(3)%	(3)%	(3)%	(4)%	(4)%	(4)%	(4)%	(4)%
(-) Collaboration Expense to Pfizer	$(105)	$(270)	$(510)	$(751)	$(976)	$(1,061)	$(1,160)	$(1,225)	$(1,280)	$(1,342)	$(1,401)	$(1,469)	$(1,541)	$(1,619)	$(1,700)	$(1,700)
(-) [***]	$(18)	$(44)	$(82)	$(121)	$(152)	$(163)	$(177)	$(187)	$(196)	$(204)	$(211)	$(221)	$(232)	$(244)	$(250)	$(250)
(-) Richter Product Supply COGS	$(5)	$(1)	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0
(-) [***] Royalty Expense	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$(3)	$(9)	$(15)	$(20)	$(24)	$(25)	$(27)	$(27)
Gross Profit	**$ 228**	**$ 288**	**$ 631**	**$ 1,203**	**$ 1,007**	**$ 1,091**	**$ 1,192**	**$ 1,607**	**$ 1,339**	**$ 1,780**	**$ 1,569**	**$ 1,691**	**$ 2,273**	**$ 1,889**	**$ 1,977**	**$ 1,950**
% Margin		46 %	50 %	57 %	46 %	46 %	46 %	52 %	46 %	52 %	47 %	48 %	54 %	48 %	48 %	
(-) R&D	$(113)	$(137)	$(132)	$(131)	$(120)	$(121)	$(124)	$(131)	$(132)	$(135)	$(137)	$(140)	$(141)	$(138)	$(141)	$(141)
% of Net Product Revenue	(47)%	(23)%	(12)%	(8)%	(6)%	(5)%	(5)%	(5)%	(5)%	(4)%	(4)%	(4)%	(4)%	(4)%	(3)%	(3)%
(-) SG&A	$(255)	$(354)	$(341)	$(350)	$(361)	$(391)	$(428)	$(517)	$(491)	$(571)	$(538)	$(563)	$(667)	$(618)	$(645)	$(645)
% of Net Product Revenue	(105)%	(59)%	(30)%	(21)%	(17)%	(17)%	(17)%	(19)%	(17)%	(19)%	(16)%	(16)%	(18)%	(16)%	(16)%	(16)%
EBIT	**$(139)**	**$(203)**	**$ 157**	**$ 722**	**$ 526**	**$ 578**	**$ 640**	**$ 958**	**$ 716**	**$ 1,074**	**$ 893**	**$ 988**	**$ 1,465**	**$ 1,134**	**$ 1,191**	**$ 1,164**
% Margin	(39)%	(33)%	13 %	34 %	24 %	24 %	25 %	31 %	25 %	31 %	27 %	28 %	35 %	29 %	29 %	29 %
(-) Taxes	$ 0	$ 0	$(22)	$(101)	$(74)	$(81)	$(90)	$(134)	$(100)	$(150)	$(125)	$(138)	$(205)	$(159)	$(167)	$(167)
% Book Tax Rate	-	-	14 %	14 %	14 %	14 %	14 %	14 %	14 %	14 %	14 %	14 %	14 %	14 %	14 %	$ 0
(+) D&A	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1
(-) Change in WC	$(9)	$(16)	$(26)	$(27)	$(25)	$(9)	$(11)	$(7)	$(8)	$(10)	$(10)	$(11)	$(10)	$(9)	$(10)	$ 0
(-) CapEx	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)
Unlevered Free Cash Flow	**$(149)**	**$(220)**	**$ 108**	**$ 594**	**$ 427**	**$ 487**	**$ 539**	**$ 816**	**$ 607**	**$ 912**	**$ 757**	**$ 838**	**$ 1,248**	**$ 964**	**$ 1,013**	**$ 996**
Reference: Implied Cumulative Burn	*$(149)*	*$(369)*	*$(261)*	*$ 332*	*$ 759*	*$ 1,246*	*$ 1,785*	*$ 2,601*	*$ 3,208*	*$ 4,120*	*$ 4,877*	*$ 5,715*	*$ 6,963*	*$ 7,928*	*$ 8,941*	
Reference: Implied YE Cash Position	*$ 125*	*$(96)*	*$ 12*	*$ 606*	*$ 1,033*	*$ 1,520*	*$ 2,059*	*$ 2,875*	*$ 3,482*	*$ 4,394*	*$ 5,151*	*$ 5,989*	*$ 7,237*	*$ 8,201*	*$ 9,214*	
Memo: NOL, R&D and [***]	*$ 0*	*$ 0*	*$ 22*	*$ 101*	*$ 74*	*$ 19*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	
Active Discount Factor	0.96	0.85	0.75	0.66	0.59	0.52	0.46	0.41	0.36	0.32	0.28	0.25	0.22	0.20	0.17	0.17
PV of UFCF	**$(107)**	**$(186)**	**$ 81**	**$ 393**	**$ 250**	**$ 252**	**$ 247**	**$ 331**	**$ 218**	**$ 290**	**$ 213**	**$ 209**	**$ 275**	**$ 188**	**$ 175**	**$ 172**
Sum of PV of UFCF	**$ 2,830**															

EV Bridge @ 13% WACC and (80)% PGR

Build to EV	
Sum of PV of UFCF	$ 2,830
Terminal Year UFCF	$ 996
Undiscounted Terminal Year Value	$ 214
PV of Terminal Value	$ 37
Enterprise Value	**$ 2,867**
(+) Net Cash	$(0)
(+) NOL Credit	$ 141
Equity Value	**$ 3,008**
FDSO (million shares)	107.94
Equity Value per Share	**$ 27.87**

Equity Value Per Share

		Perpetuity Growth Rate		
		(100.0)%	(80.0)%	(60.0)%
WACC	12.0 %	$ 29.71	$ 30.10	$ 30.70
	13.0 %	$ 27.53	$ 27.87	$ 28.39
	14.0 %	$ 25.54	$ 25.83	$ 26.29

Source: Management Projections Note: Net Product Revenue includes Orgovyx, Myfembree (UF, EM, [***], [***]), [***] and Richter Product Supply Royalties. Cash flows discounted to 30-Jun-2022 using the mid-year convention. Probability adjusted. Assumes 95.72mm shares outstanding, 4.08 exercisable options with a weighted average strike price of $8.94, 1.84mm unvested options with a weighted average strike price of $14.99, Unvested RSU and PSU totaling 8.2mm, .05mm Warrants with a weighted average strike price of $15.06, and .02mm warrants with a weighted average strike price of $18.82. Includes net cash balance of $0mm at 30-Jun-2022. Change in working capital assumed to be $0 in terminal year. Assumes 14% effective tax rate and tax savings associated with NOLs discounted at WACC.

Goldman Sachs

Preliminary Illustrative Sensitivity Analysis of WholeCo DCF

Management Projections | Risk-Adjusted | ($ in millions, except per share values)

Implied Orgovyx FY2036 market share by change in volume growth assumption

(3.0)%: ~14%
0.0%: ~19%
3.0%: ~25%

Change in Annual Volume Growth and Annual Price Increase[1]

		Change in Volume Growth		
		(3.0)%	0.0 %	3.0 %
YoY Price Increase	5.0 %	$ 27.66	$ 30.95	$ 34.42
	3.0 %	$ 24.99	$ 27.87	$ 31.42
	1.0 %	$ 22.09	$ 24.99	$ 28.87

WACC and Change in Annual Volume Growth[1]

		Change in Volume Growth		
		(3.0)%	0.0 %	3.0 %
WACC	12.0 %	$ 26.93	$ 30.10	$ 33.99
	13.0 %	$ 24.99	$ 27.87	$ 31.42
	14.0 %	$ 23.22	$ 25.83	$ 29.08

Change in GTN and Annual Volume Growth[1]

		Change in Volume Growth		
		(3.0)%	0.0 %	3.0 %
Change in GTN	(2.5)%	$ 25.95	$ 29.10	$ 33.15
	0.0 %	$ 24.99	$ 27.87	$ 31.42
	2.5 %	$ 23.69	$ 26.70	$ 29.95

Change in GTN and Annual Price Increase[1]

		YoY Price Increase		
		1.0 %	3.0 %	5.0 %
Change in GTN	(2.5)%	$ 26.82	$ 29.10	$ 32.65
	0.0 %	$ 24.99	$ 27.87	$ 30.95
	2.5 %	$ 23.71	$ 26.70	$ 29.69

Source: Wildcat Management Preliminary Illustrative Projections Note: Net Product Revenue includes Orgovyx, Myfembree (UF, EM, [***], [***]), [***] and Richter Product Supply Royalties. Cash flows discounted to 30-Jun-2022 using the mid-year convention. Probability adjusted. Assumes 95.72mm shares outstanding, 4.08 exercisable options with a weighted average strike price of $8.94, 1.84mm unvested options with a weighted average strike price of $14.99, Unvested RSU and PSU totaling 8.2mm, .05mm Warrants with a weighted average strike price of $15.06, and .02mm warrants with a weighted average strike price of $18.82. Includes net cash balance of $0mm at 30-Jun-2022. Change in working capital assumed to be $0 in terminal year. Assumes 14% effective tax rate and tax savings associated with NOLs discounted at WACC. [1] Sensitivities applied to FY2027 – FY2036. Steady state volume growth of ~3% for Orgovyx and ~2% for Myfembree is assumed. Management projections assume a 48% GTN for Orgovyx in FY26 extrapolated to ~52% in FY36 and a Myfembree GTN of ~55% in FY26 extrapolated to ~62% in FY36. A 3% annual price increase for both Orgovyx and Myfembree is assumed.

Goldman Sachs

Preliminary Illustrative Sensitivity Analysis of WholeCo DCF (Cont'd)

Management Projections | Risk-Adjusted | ($ in millions, except per share values)

Change in Orgovyx Market Share and Annual Price Increase[1]

		Market Share					
		15.0 %	16.0 %	17.0 %	18.0 %	19.0 %	20.0 %
YoY Price Increase	5.0 %	$ 25.98	$ 27.04	$ 28.64	$ 29.84	$ 30.95	$ 32.03
	3.0 %	$ 23.35	$ 24.24	$ 25.73	$ 26.97	$ 27.87	$ 28.90
	1.0 %	$ 21.28	$ 22.19	$ 23.02	$ 24.13	$ 24.99	$ 26.47
Memo: Implied Patients Treated YE FY2026E (in 000's)		**70**	**75**	**80**	**85**	**89**	**94**

Analyst Median Patients Treated YE FY2026E: 30

Change in Adherence and Price Increase

		Adherence		
		70.0 %	80.0 %	90.0 %
Price Increase	5.0 %	$ 25.80	$ 28.44	$ 30.95
	3.0 %	$ 23.17	$ 25.55	$ 27.87
	1.0 %	$ 21.12	$ 22.94	$ 24.99

Change in Orgovyx Market Share and WACC[1]

		Market Share					
		15.0 %	16.0 %	17.0 %	18.0 %	19.0 %	20.0 %
WACC	12.0 %	$ 25.26	$ 26.22	$ 27.84	$ 29.13	$ 30.10	$ 31.20
	13.0 %	$ 23.35	$ 24.24	$ 25.73	$ 26.97	$ 27.87	$ 28.90
	14.0 %	$ 21.61	$ 22.45	$ 23.82	$ 24.99	$ 25.83	$ 26.81
Memo: Implied Patients Treated YE FY2026E (in 000's)		**70**	**75**	**80**	**85**	**89**	**94**

Change in Adherence and WACC

		Adherence		
		70.0 %	80.0 %	90.0 %
WACC	12.0 %	$ 25.07	$ 27.65	$ 30.10
	13.0 %	$ 23.17	$ 25.55	$ 27.87
	14.0 %	$ 21.45	$ 23.65	$ 25.83

Source: Wildcat Management Preliminary Illustrative Projections Note: Net Product Revenue includes Orgovyx, Myfembree (UF, EM, [***], [***]), [***] and Richter Product Supply Royalties. Cash flows discounted to 30-Jun-2022 using the mid-year convention. Probability adjusted. Assumes 95.72mm shares outstanding, 4.08 exercisable options with a weighted average strike price of $8.94, 1.84mm unvested options with a weighted average strike price of $14.99, Unvested RSU and PSU totaling 8.2mm, .05mm Warrants with a weighted average strike price of $15.06, and .02mm warrants with a weighted average strike price of $18.82. Includes net cash balance of $0mm at 30-Jun-2022. Change in working capital assumed to be $0 in terminal year. Assumes 14% effective tax rate and tax savings associated with NOLs discounted at WACC. [1] Market share reflects simple average of Locally Advanced and Metastatic market shares rounded to 19% from ~18.96%. Market share sensitivities represent rounded figures ranging from ~14.96% to ~19.96%. Steady state volume growth of ~2% for Myfembree is assumed. Price increase sensitivities applied to both Orgovyx and Myfembree.

Goldman Sachs

Preliminary Illustrative Sensitivity Analysis

($ in millions, except per share values)

INVESTMENT BANKING DIVISION

		Current Assumption	Value Dec. / Inc.	Value Per Share Change – Illustrative Midpoint $27.87
Focus Sensitivities	Orgovyx CV Outcomes Study	Not Included	Included at a 66% POS (~6% peak share lift)	$ 5.64
Focus Sensitivities	Myfembree Includes Contraceptive Share Impact	Include 270K in FY2026E at 72% POS extrapolated based on volume growth	0% POS / 100% POS	$(1.46) / $ 0.65
Focus Sensitivities	Myfembree Includes Contraceptive Duration Impact (3mo contra. + 1mo all other)	0% POS of increase in duration	100% POS starting in FY25 with 3mo applied to contraceptive volume and 1mo to all other volume	$ 3.60
Focus Sensitivities	Myfembree Gains Contraceptive Coverage	0% POS of gaining contraceptive coverage	100% POS starting in FY26 with $227mm extrapolated based on proportional volume	$ 3.43
Other Sensitivities	Orgovyx Market Share	~19% Market Share FY2027E-FY2036E	~15% FY2027E-FY2036E	$(4.52)
Other Sensitivities	Orgovyx and Myfembree GTN	Orgovyx: steady at 52.3% throughout extrapolation period Myfembree: increases by 1.5% each year reaching 62% in 2036	2.5% increase each year / 2.5% decrease each year	$(1.35) / $ 1.94
Other Sensitivities	Orgovyx and Myfembree Price Increase	3% price increase each year	1% / 5%	$(2.88) / $ 3.08
Other Sensitivities	Illustrative Inflation Reduction Act Impact on Orgovyx Price Increases	3% price increase each year	1% starting in FY2030E (9 years after Orgovyx on market)	$(0.72)

Source: Management Projections Note: Cash flows discounted to 30-Jun-2022 using the mid-year convention. Probability adjusted. Assumes 95.3mm shares outstanding and 6.1mm options outstanding with a weighted average strike price of $10.71 and 4.4mm RSUs outstanding. Includes net cash balance of $0mm at 30-Jun-2022. Change in working capital assumed to be $0 in terminal year. Assumes 14% effective tax rate and tax savings associated with NOLs discounted at WACC.

Appendix A: Supplementary Discussion Materials

Goldman Sachs

Wildcat Preliminary Illustrative Projections Summary Approach

Forecast Period FY2022E – FY2036E

A **Preliminary LRP Projections from Latest LRP Projections in June 2022 through FY2026E used as basis for forecast**

B **Marketed products within scope:**

- Orgovyx (Prostate Cancer): $1,303mm U.S. FY2026E sales; extrapolated to $2,352mm in FY2036E
- Myfembree (Uterine Fibroids): $402mm U.S. FY2026E sales; extrapolated to $609mm in FY2036E

C **Pipeline products within scope:**

- Myfembree (Endometriosis): $392mm U.S. FY2026E sales; 100% POS; $618mm in FY2036E
- Myfembree ([***]): $29mm U.S. FY2026E risk-adjusted sales; 75% POS; $95mm in FY2036E
- Myfembree ([***]): $23mm U.S. 2026E risk-adjusted sales; 75% POS; $73mm in FY2036E
- MVT-602 [***]: $332mm 2036E risk-adjusted sales; 5% POS
- Note that MVT-602 Female Infertility and CYCLO projections are not included

D **Pfizer, Gedeon Richter, Accord, Takeda agreements modeled per agreed upon terms[1]**

E **2036 WW LOE**

Source: Management Projections

Note: Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee. U.S. sales noted above reflect total U.S. sales; noted limited to Wildcat revenue.

[1] Royalties receivable of [***]% from Takeda in certain Asian countries not reflected within forecast due to immateriality and lack of reliable estimates.

Preliminary Illustrative Assumptions for Management Projections (1 of 2)

	Orgovyx	Myfembree				[***]
		UF	EM	[***][1]	[***][1]	
Annual Price Increase	3%	3%				
Volume Growth	~11% in FY2027E; stepped down to ~3% by FY2036E	~8% in FY2027E; ~2% after FY2027E		~45% in FY2027E; ~33% in FY2028E – FY2030E; ~5% in FY2031E – FY2032E; 0% growth in FY2033E – FY2036E		Revenue begins in FY2030E growing ~54% on average per year through FY2036E
Gross-to-Net Price	~44% in FY2023E increasing to ~48% in FY2026E and increasing to ~52% in 2036E	~50% in FY2023E increasing to ~55% in FY2026E and increasing to ~62% in FY2036E	~50% in FY2023E increasing to ~55% in FY2026E and increasing to ~62% in FY2036E	~40% in FY2023E increasing to ~69% in FY2036E		
Probability of Success	100%	100%	100%	75%	75%	5%
US Non-Risk-Adjusted Product Revenue ($ mm)						
Analyst Median *2026E*	$588	$192	$139	--	--	--
Management *2026E*	$1,303	$402	$392	$38	$30	$0
Management *Peak (2036E)*	$2,352	$609	$618	$126	$97	$6,440

Source: Management Projections

Note: Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee.

[1] Ex-US revenue for [***] and [***] are not included in management's projections.

Goldman Sachs

Preliminary Illustrative Assumptions for Management Projections (2 of 2)

Collaboration Revenue	■ **Pfizer**: Terms based on signed collaboration agreement; aggregate of up to $2.3bn of development and sales milestones estimated through FY2036E ■ **Accord**: Terms based on signed collaboration agreement and ex-US Orgovyx revenue projections from Project Athena projections; aggregate of $0.3bn of royalties and milestones through FY2036E with additional $50mm upfront payment accounted for in cash balance ■ **Gedeon Richter**: Terms based on signed collaboration agreement and ex-US Myfembree revenue projections provided by Gedeon Richter through FY2030E. Beyond FY2030E revenue assumed to grow 3% YoY FY2030E-FY2032E, consistent with 2029 revenue growth, and 1% YoY FY2032E-FY2036E; aggregate of $0.3bn of royalties and milestones through FY2036E ■ **Takeda:** Royalties receivable of [***]% from Takeda in certain Asian countries not reflected within forecast due to immateriality and lack of reliable estimates
Cost Assumptions	■ **COGS** (% Net Revenues): 3.0% for non-[***] indications in all projected years, consistent with approach in Wildcat latest LRP; [***] COGS per Wildcat latest [***] projections (15% of net [***] revenue) ■ **SG&A** (% Net Revenues): beyond FY2026E is projected as 16% of non-[***] revenue, consistent with FY2026E margin in Wildcat latest LRP; [***] SG&A expense per Wildcat latest [***] projections (6% net [***] revenue in 2036E) ■ **R&D** (% of Net Revenues): beyond FY2026E is projected as 2% increase in non-[***] R&D spending to adjustment for inflation; [***] R&D expense per Wildcat latest [***] projections ($75mm cumulative R&D expense) ■ **Takeda Royalty**: [***]% of Orgovyx and [***]% of Myfembree product revenue booked by Wildcat ■ **Collaboration Expense to Pfizer**: 50% of gross profit, after taking Takeda royalty into account (royalties receivable of [***]% from Takeda in certain Asian countries not reflected within forecast due to immateriality and lack of reliable estimates)
Cash Flow Items	■ **Working Capital**: Estimated to be 5% of change in product sales ■ **Capital Expenditures**: $2.4mm per year over projection period, consistent with Wildcat preliminary LRP available until FY2026E ■ **Depreciation**: $1.4mm per year throughout entire projection period, consistent with Wildcat preliminary LRP available until FY2026E
Tax	■ 14% corporate effective tax rate based on Wildcat guidance ■ **NOLs and R&D Tax Credits** — $1,027mm of NOLs available for utilization per latest Wildcat filings — Assumes accumulation and use of $2mm R&D tax credit each year per Wildcat input
Capitalization	■ **Shares Outstanding**: Capitalization as of 12-Jul-2022 per management — 95.72mm common shares outstanding — 5.9mm options outstanding with a weighted average strike price of $10.82[1]; 7.3mm RSUs; 0.9mm PSUs, 0.05mm warrants at $15.06 exercise price and 0.02mm warrants at $18.82 exercise price ■ **Cash balance:** $359mm (per 30-Jun-2022 10Q, inclusive of $50mm upfront payment from Accord partnership) ■ **Debt:** $359mm as of 30-Jun-2022 (loan from Sparrow matures in 2025)

Source: Management Projections Note: Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee. [1]Includes 4.1mm exercisable options at $8.94 and 1.8mm unvested options at $14.99.

Summary of Preliminary Illustrative Management Projections

Non-Risk-Adjusted and Risk-Adjusted Revenue ($ in millions)

Non-Risk-Adjusted Product Revenue[1]

US Launch Assumptions	
Orgovyx	2021
Myfembree UF	2021
Myfembree EM	2022
Myfembree [***]	2026
Myfembree [***]	2026
[***]	2030


$ 274 $ 12 $ 31 $ 231
$ 597 $ 76 $ 114 $ 408
$ 1,125 $ 150 $ 225 $ 751
$ 1,656 $ 271 $ 310 $ 1,075
$ 2,166 $ 30 $ 38 $ 392 $ 402 $ 1,303
$ 2,358 $ 43 $ 53 $ 453 $ 446 $ 1,363
$ 2,596 $ 78 $ 99 $ 471 $ 464 $ 1,484
$ 2,745 $ 88 $ 112 $ 484 $ 476 $ 1,586
$ 3,564 $ 698 $ 89 $ 113 $ 496 $ 488 $ 1,680
$ 5,065 $ 2,062 $ 88 $ 112 $ 515 $ 507 $ 1,781
$ 6,659 $ 3,525 $ 86 $ 110 $ 534 $ 526 $ 1,877
$ 8,157 $ 4,871 $ 89 $ 114 $ 554 $ 546 $ 1,983
$ 9,224 $ 5,778 $ 92 $ 118 $ 575 $ 566 $ 2,096
$ 9,720 $ 6,100 $ 94 $ 122 $ 596 $ 587 $ 2,220
$ 10,243 $ 6,440 $ 97 $ 126 $ 618 $ 609 $ 2,352
2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E

Risk-Adjusted Product Revenue[1]

Risk Adjustment	
Orgovyx	100%
Myfembree UF	100%
Myfembree EM	100%
Myfembree [***]	75%
Myfembree [***]	75%
[***]	5%


$ 274 $ 12 $ 31 $ 231
$ 597 $ 76 $ 114 $ 408
$ 1,125 $ 150 $ 225 $ 751
$ 1,656 $ 271 $ 310 $ 1,075
$ 2,149 $ 23 $ 29 $ 392 $ 402 $ 1,303
$ 2,334 $ 32 $ 40 $ 453 $ 446 $ 1,363
$ 2,552 $ 59 $ 74 $ 471 $ 464 $ 1,484
$ 2,695 $ 66 $ 84 $ 484 $ 476 $ 1,586
$ 2,852 $ 36 $ 66 $ 84 $ 496 $ 488 $ 1,680
$ 3,059 $ 106 $ 66 $ 84 $ 515 $ 507 $ 1,781
$ 3,266 $ 182 $ 65 $ 83 $ 534 $ 526 $ 1,877
$ 3,487 $ 251 $ 67 $ 86 $ 554 $ 546 $ 1,983
$ 3,692 $ 298 $ 69 $ 89 $ 575 $ 566 $ 2,096
$ 3,880 $ 315 $ 71 $ 92 $ 596 $ 587 $ 2,220
$ 4,079 $ 332 $ 73 $ 95 $ 618 $ 609 $ 2,352
2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E
Orgovyx
Myfembree UF
Myfembree EM
Myfembree [***]
Myfembree [***]
[***]

Source: Management Projections Note: Management projections are preliminary and illustrative only, are based on a number of assumptions, are made only as of this date, and are subject to further review and adjustment. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. Revisions to assumptions and forecasts may be appropriate following review by, and input from, the Special Committee. [1] Excludes Richter product supply & royalties.

Goldman Sachs

Overview of Select Inputs and Assumptions for Preliminary Illustrative Projections

US Projections

	LRP Forecast Period		Post-LRP Forecast Period	
Orgovyx	**FY 2023E**	**FY 2026E**	**FY 2030E**	**FY 2036E**
Gross Price per Month	$ 2,554	$ 2,786	$ 3,136	$ 3,744
Annual Price Increase	3%	3%	3%	3%
GTN	44%	48%	52%	52%
Net Price per Month	$1,441	$1,449	$1,496	$1,786
Annual Market Growth	4%	4%	4%	4%
Total GnRH Patients (000s)	436	492	577	733
Wildcat Market Share at YE	13%	~19%	~19%	~19%
Wildcat Annual Volume Growth	179%	22%	3%	3%
Patients Treated at YE (000s)	**36**	**89**	**113**	**144**
Net Product Revenue ($ mm)	**$ 408**	**$ 1,303**	**$ 1,680**	**$ 2,352**

Myfembree UF & EM	**FY 2023E**		**FY 2026E**		**FY 2030E**		**FY 2036E**	
	UF	**EM**	**UF**	**EM**	**UF**	**EM**	**UF**	**EM**
Gross Price per Month	$ 1,072	$ 1,072	$ 1,172	$ 1,172	$ 1,319	$ 1,319	$ 1,575	$ 1,575
Annual Price Increase	3%	3%	3%	3%	3%	3%	3%	3%
GTN	50%	50%	55%	55%	59%	59%	62%	62%
Net Price per Month	$539	$539	$527	$527	$541	$541	$598	$598
Annual Market Growth	109%	30%	15%	22%	1%	1%	1%	1%
Total GnRH Patients (000s)	111	97	280	221	298	242	317	254
Wildcat Market Share at YE	56%	36%	59%	64%	60%	64%	60%	64%
Wildcat Annual Volume Growth	172%	341%	29%	43%	2%	2%	2%	2%
Patients Treated at YE (000s)	**26**	**18**	**76**	**74**	**82**	**82**	**88**	**86**
Net Product Revenue ($ mm)	**$ 114**	**$ 76**	**$ 402**	**$ 392**	**$ 488**	**$ 496**	**$ 609**	**$ 618**

Source: Management Projections

Goldman Sachs

Orgovyx US Key Assumptions Benchmarking

INVESTMENT BANKING DIVISION

Preliminary Illustrative Management vs. Street | ($ in millions)

	Addressable Population Segment	Addressable Population in FY2026E	Market Share in FY2026E	Patients on Treatment at YE FY2026E	Gross Price Per Month at Launch	Price Increase[1]	U.S. GTN Discount at Launch	U.S. Risk Adj. FY2026E Sales
Analyst A	Patients receiving GnRHa	314,055	17%	49,228[2]	$ 1,348 [4]	0 %	N/A	$ 994
Analyst B	Locally advanced	103,638	29%	30,055	$ 2,313	1 %	20 %	$ 697
Analyst C	Prostate cancer	195,549	8%	16,940	$ 2,313	0 %	N/A	$ 449
Analyst E	GnRH treated patients	80,650	20%	16,130[2]	$ 2,313	2 %	40 %	$ 388
Analyst F	Men on hormonal therapy for prostate cancer	780,968	12%	97,049	$ 925[5]	5 %	20 %	$ 575
Research Median	Multiple methodologies	195,549	20%	30,055	$ 2,313	1 %	20 %	$ 600
Wildcat Illustrative Preliminary Projections	GnRH treated patients (locally advanced and metastatic)	491,797	~19% (15% + 4% promotional uplift)	89,240[3]	$ 2,464[6]	3 %	39 %	$ 1,303


Risk-Adjusted US Sales
$ 231
$ 408
$ 751
$ 1,075
$ 1,303
$ 1,363
$ 1,484
$ 1,586
$ 1,680
$ 1,781
$ 1,877
$ 1,983
$ 2,096
$ 2,220
$ 2,352
$ 210
$ 347
$ 472
$ 621
$ 796
$ 950
$ 1,104
$ 951
$ 1,008
$ 1,015
$ 579
$ 371
$ 388
$ 405
$ 181
$ 292
$ 399
$ 517
$ 600
$ 697
$ 778
$ 674
$ 694
$ 845
$ 860
$ 371
$ 388
$ 405
$ 158
$ 211
$ 235
$ 253
$ 276
$ 300
$ 321
$ 347
$ 371
$ 396
$ 423
$ 451
$ 371
$ 388
$ 405
FY2022E
FY2023E
FY2024E
FY2025E
FY2026E
FY2027E
FY2028E
FY2029E
FY2030E
FY2031E
FY2032E
FY2033E
FY2034E
FY2035E
FY2036E
Research Analyst High
Research Analyst Median
Research Analyst Low
Preliminary and Illustrative Management Forecast

Number of Analysts	6	6	6	6	6	5	5	3	3	2	2	2	1	1	1

Source: Management Projections, Wall Street Research as of 19-Aug-2022. Note: Detailed revenue build not available for Analyst D. [1] Throughout projection period. [2] Accounted for 95% compliance adjustment. [3] Accounted for 90% compliance adjustment. [4] Net price; GTN assumption not disclosed. [5] $4,440 average price per patient for 6 months, which is then adjusted for 20% GTN to arrive at gross price. [6] $2,385 / bottle and 1.03 bottle per month per patient.

Goldman Sachs

Myfembree US Key Assumptions Benchmarking

INVESTMENT BANKING DIVISION

Preliminary Illustrative Management vs. Street | ($ in millions)

		Addressable Population Segment	Addressable Population in FY2026E	Market Share in FY2026E	Patients on Treatment at YE FY2026E	Gross Price Per Month at Launch	Price Increase[1]	U.S. GTN Discount at Launch	PoS	U.S. Adj. FY2026E Sales
Analyst A	UF	UF diagnosed prevalence	3,008,503	0.60%	18,051	$ 750	2 %	N/A	N/A	$ 179
	EM	Refractory Mod / Sec Symptomatic Patients	427,087	3.50%	14,948	$ 765	2 %	N/A	N/A	$ 149
Analyst B	UF	Anti-GnRH eligible patients	1,819,017	11%	50,023[3]	$ 975	1 %	25 %	100%	$ 185
	EM	Total 1 -3L oral GnRH pts	282,612	10%	59,787	$ 975	1 %	25 %	75%	$ 218
Analyst C	UF	Hospitalization and Hysterectomies due to UF	139,157	7%	38,765	$ 750	Stepwise increase to reach $948 in 2030	N/A	100%	$ 407
	EM	EM prevalence	200,279	7%	13,655	$ 788	Stepwise increase to reach $948 in 2030	N/A	70%	$ 91
Analyst E	UF	GnRH treated patients	104,241	32%	33,774	$ 1,078	2 %	37 %	100%	$ 166
	EM	GnRH treated patients	40,877	42%	16,980	$ 1,100	2 %	39 %	70%	$ 90
Analyst F	UF	UF prevalence	1,500,000	2%	25,176	$ 778	5 %	20 %	N/A	$ 300
	EM	2nd line patients	1,256,250	1%	16,600	$ 777	5 %	20 %	N/A	$ 200
Research Median	UF	UF prevalence	1,500,000	7%	33,774	$ 778	2 %	25 %	100.0 %	$ 185
	EM	Total 1-3L oral GnRH patients	282,612	7%	16,600	$ 788	2 %	25 %	70.0 %	$ 149
Wildcat Illustrative Preliminary Projections	UF	Addressable population: 1,591,328 (GnRH Share: 280,300)	280,300	Market share: 10% (Share in GnRH Class: 59%)	76,122[4]	$ 1,044	3 %	27%	100%[6]	$ 402
	EM	Addressable population: 1,448,684 (GnRH Share: 220,562)	220,562	Market share: 10% (Share in GnRH Class: 64%)	74,460[5]	$ 1,044	3 %	27%	100%[6]	$ 392

Risk-Adjusted US Sales[2]


$ 1,394
$ 1,345
$ 1,298
$ 1,252
$ 1,208
$ 1,172
$ 1,135
$ 1,110
$ 1,068
$ 970
$ 846
$ 581
$ 408
$ 375
$ 255
$ 190
$ 125
$ 80
$ 36
$ 43
$ 28
$ 16
$ 500
$ 607
$ 705
$ 705
$ 665
$ 627
$ 600
$ 491
$ 484
$ 497
$ 510
$ 150
$ 244
$ 365
$ 383
$ 448
$ 542
$ 479
$ 445
$ 417
$ 395
$ 35
$ 72
$ 145
$ 229
$ 313
$ 392
$ 424
$ 433
$ 436
$ 437
$ 466
$ 407
$ 338
$ 280
FY2022E FY2023E FY2024E FY2025E FY2026E FY2027E FY2028E FY2029E FY2030E FY2031E FY2032E FY2033E FY2034E FY2035E FY2036E
Research Analyst High
Research Analyst Median
Research Analyst Low
Preliminary and Illustrative Management Forecast

Number of Analysts	6	6	6	6	6	5	5	3	3	2	2	2	2	2	2

Source: Management Projections, Wall Street Research as of 19-Aug-2022. Note: Detailed revenue build not available for Analyst D. [1] Throughout projection period. [2] Wildcat projections Include uterine fibroids, endometriosis, [***], and [***]. [3] Accounted for 80% compliance adjustment. [4] Reflects total patients receiving relugolix after adjusting for ~70% payor access, persistence and 70% compliance. [5] Reflects total patients receiving relugolix after adjusting for ~75% payor access, persistence and 75% compliance. [6] Includes 72% POS adjustment for the contraceptive label.

Goldman Sachs

Disclaimer

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